SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2016

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33197	95-4661210
(Commission File Number)	(IRS Employer Identification No.)

1055 East Colorado Blvd, Pasadena, California 91106-2375	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 626-229-9191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Letter Amendments

On March 18, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Guidance Software, Inc. (the “Company”) approved an amendment to the employment agreements between the Company and Patrick Dennis, President and Chief Executive Officer of the Company, and between the Company and Barry Plaga, Chief Financial Officer and Chief Operating Officer of the Company, which modified certain of the severance terms of those arrangements (the “Amendments”).

Pursuant to Mr. Dennis’ preexisting employment agreement, in the event of a termination of Mr. Dennis’ employment by the Company without “cause” or by Mr. Dennis for “good reason” on or within 18 months following a “change in control” (each as defined in Mr. Dennis’ preexisting employment agreement), Mr. Dennis would be entitled to receive (i) certain specified cash severance payments, (ii) up to 12 months of Company-paid coverage under its group health plans, and (iii) accelerated vesting of all outstanding time-based vesting equity awards held by Mr. Dennis immediately prior to his termination of employment.  Pursuant to Mr. Dennis’ Amendment, in the event of a qualifying change in control termination, Mr. Dennis would be entitled to up to 18 months (rather than up to 12 months) of Company-paid health insurance coverage and accelerated vesting of all outstanding equity awards, rather than only time-vesting awards, with any performance-based vesting awards vesting at target-level performance.  The cash severance payments to which Mr. Dennis is entitled in the event of a qualifying termination of employment (both within and outside of the change in control context) remain unchanged by the Amendment.

Pursuant to Mr. Plaga’s preexisting employment agreement, in the event of a termination of Mr. Plaga’s employment by the Company without “cause” (as defined in Mr. Plaga’s preexisting employment agreement), Mr. Plaga would be entitled to receive a lump-sum cash payment equal to his annual base salary as in effect on the termination date.  Mr. Plaga’s Amendment provides that he will also be entitled to receive this severance payment in the event of a termination of his employment by him for “good reason” (as defined in the Amendment).

Mr. Plaga’s preexisting employment agreement provides that in the event of a termination of his employment by the Company without cause on or within 18 months following a “change in control” (as defined in Mr. Plaga’s preexisting employment agreement), Mr. Plaga would be entitled to receive (i) a lump-sum cash payment equal to the sum of Mr. Plaga’s annual base salary as in effect on the termination date, plus Mr. Plaga’s then-current target annual cash bonus opportunity, (ii) the amount of Mr. Plaga’s then-current target bonus, prorated for the calendar year of termination, and (iii) up to 12 months of Company-paid coverage under its group health plans.  Pursuant to the Amendment, in the event of a termination of Mr. Plaga’s employment by the Company without “cause” or by Mr. Plaga for “good reason” on or within 18 months following a “change in control” (as defined in the Amendment), Mr. Plaga will be entitled to receive the same change in control severance payments and benefits as under his preexisting employment agreement, plus accelerated vesting of all outstanding equity awards held by Mr. Plaga immediately prior to his termination of employment, with any performance-based vesting awards vesting at target-level performance.

Restricted Stock Awards

On March 18, 2016, the Compensation Committee also approved the grant of new performance-vesting restricted stock awards to Messrs. Dennis and Plaga and to Ken Basore, Senior Vice President, Product Engineering of the Company, covering shares of the Company’s common stock under the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan (the “Plan”).  The following is a description of the material terms of the awards.

General.  Each award consists of the grant of a target number of shares of restricted stock.  The award is subject to performance vesting within a range of 0% to 200% of the total number of shares granted, based on the level of achievement of the Company’s core product revenue during the performance period commencing on January 1, 2016 and ending on December 31, 2016 or, if earlier, the date on which an “acquisition” (as defined in the Plan) occurs (the “Performance Period”), subject to the executive’s continued service.  To the extent that performance is achieved above “Target Level,” the award provides for the grant of additional shares of common stock, as more fully described below.

Performance Vesting.  Depending on the level of achievement of the Company’s core product revenue during the Performance Period, the award will become performance-vested with respect to the percentage of shares set forth below:

Core Product Revenue	Performance Vesting Percentage
“Threshold Level”	10%
“Target Level”	100%
“High Level”	200%

If the Company’s core product revenue falls between the achievement levels specified above, the percentage of shares that will performance vest will be determined using straight line linear interpolation between such levels.  Any shares of restricted stock that do not performance vest as of the completion of the performance period will automatically become cancelled and forfeited.

In the event that the performance vesting percentage exceeds the “Target Level,” then the Company will grant the executive an additional number of shares of restricted stock equal to the excess of the number of performance-vested shares over the number of shares of restricted stock initially granted pursuant to the award.  Such additional shares of restricted stock will constitute performance-vested shares subject to the terms and conditions of the award agreement.

Time Vesting.  Following the completion of the Performance Period, the performance-vested shares will satisfy the award’s time vesting condition and become fully vested as follows, subject to the executive’s continued service through each applicable vesting date: (i) with respect to 50% of the performance-vested shares, on the date on which the plan administrator certifies the level of achievement of the Company’s core product revenue during the Performance Period (the “certification date”), and (ii) with respect to 50% of the performance-vested shares, on December 31, 2017.

Acquisition.  In the event of an acquisition, the awards will vest and the restrictions on the shares of restricted stock will lapse, subject to the executive’s continued service through the acquisition.  In the event that the acquisition occurs prior to the certification date, the awards will vest at the “Target Level” performance vesting percentage, without any pro-ration based on the portion of the Performance Period completed prior to the date of the acquisition.

The table below sets forth the total number of shares of performance-vesting restricted stock awarded to the executives on March 18, 2016.

Executive	Total Shares of Restricted Stock
Patrick Dennis	286,041
Barry Plaga	126,064
Ken Basore	46,110

In addition to the grant of new performance-vesting restricted stock awards, the Compensation Committee also approved the grant of time-vesting restricted stock awards which vest in substantially equal installments on each of the first four anniversaries of the grant date, March 18, 2016, subject to the executive’s continued service through each applicable vesting date.  In the event of an acquisition, the awards will vest and the restrictions on the shares of restricted stock will lapse, subject to the executive’s continued service through the acquisition.  The terms of the time-vesting restricted stock awards are materially consistent with the previously disclosed terms of the Restricted Stock Agreement filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The table below sets forth the total number of shares of time-vesting restricted stock awarded to the executives on March 18, 2016.

Executive	Total Shares of Restricted Stock
Patrick Dennis	286,041
Barry Plaga	200,023
Ken Basore	95,767

The foregoing descriptions of the Amendments and the performance-vesting restricted stock awards are not complete and are subject to and qualified in their entirety by the terms of the forms of Letter Amendment to Employment Agreement and Performance-Vesting

Restricted Stock Agreement, as applicable, copies of which are attached as Exhibits 10.1 and 10.2 to this Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Form of Letter Amendment to Employment Agreement

10.2	Form of Performance-Vesting Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

(a Delaware Corporation)

/S/ Alfredo Gomez
Alfredo Gomez
Senior Vice President, General Counsel and Corporate Secretary

March 24, 2016